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                                  Exhibit 3.01





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                          CERTIFICATE OF INCORPORATION

                                       OF

                                METRO SUB, INC.


     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the Corporation is Metro Sub, Inc., Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares which the Corporation shall have the authority to issue shall be TWELVE MILLION (12,000,000) SHARES, of which (i) TEN MILLION (10,000,00) SHARES of Common Stock at ONE TENTH MIL ($0.0001) par value per share, and (ii) and TWO MILLION (2,000,000) SHARES OF PREFERRED STOCK at ONE TENTH MIL ($0.0001) par value per share.

          The designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof in respect of each class are as follows:

          Common Stock

               (1) Dividends. After the requirements with respect to preferential dividends upon the Preferred Stock shall have been set, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

               (2) Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise herein or by law provided, voting rights shall be vested exclusively in the holders of Common Stock.





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               (3)  Voting by Ballot.  At each meeting of stockholders for the election of Directors the voting for Directors need not be by ballot unless the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at such meeting shall so determine.

               (4) Preemptive Rights. No holder of shares of any class of stock of the Corporation, whether now or hereafter authorized, shall by reason of holding any such share or shares, purchase or subscribe for any shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures, notes or other obligations or securities convertible into or carrying options or warrants to purchase shares of any class of stock of the Corporation, whether now or hereafter authorized.

          Preferred Stock

               The Preferred Stock shall be issued in one or more series. The Board of Directors is expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the voting powers, designations, preferences and relative participating options or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

               (1) the number of shares constituting such series, and the designation thereof to distinguish the shares of all other series;

               (2)  the annual dividend rate on the shares of    such series,
          whether such dividends are payable in installments and whether such dividends shall be cumulative and, if cumulative, the date from which such dividends shall accumulate;

               (3) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation or dissolution of the Corporation;

               (4)  the voting rights, if any, of the shares of




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          such series, in addition to the voting rights prescribed by law, and the terms and conditions of exercise of any such voting rights;

               (5) the redemption price or prices, if any, of the shares of such series, and the terms and conditions of any such redemption;

               (6) the right, if any, of the shares of such series to be converted into shares of any other series or class, and the terms and conditions of any such conversion; and

               (7) any other relative rights, preferences and limitations of the shares of such series.

     FIFTH:   The name and mailing address of the incorporator is Francis D.
Parisi, Esq., James P. Redding & Associates, 170 Westminster Street, Providence, RI 02903.

     SIXTH:   Elections of Directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

     SEVENTH: In addition to the powers conferred on stockholders of the Corporation by Section 109 of the General Corporation Law of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which such indemnified person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of





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Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manners as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it my hereafter be amended permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of November, 1996.


                                       /s/ T. James Blair
                                       T. James Blair, Incorporator